As filed with the Securities and Exchange Commission on August 26,  2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM S-8

__________________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

__________________________

Delaware	65-0423422
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
433 Madison Ave., Suite 430
New York, New York	10803
(Addresses of Principal Executive Offices)	(Zip Code)

__________________________

Bankrate, Inc. 2015 Equity Compensation Plan
(Full title of the plan)

__________________________

Steven D. Barnhart
Senior Vice President,  Chief Financial Officer

477 Madison Avenue, Suite 430

NewYork, New York 10022

(Name and address of agent for service)

(917) 368-8600 (Telephone number, including area code, of agent for service)

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Bankrate, Inc. 2015 Equity Compensation Plan - Common Stock, par value $0.01 per share	8,049,594	$9.230	$74,297,752.62	$8,633.40

(1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on August 25,  2015.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement is to register an aggregate of 8,049,594  shares of Bankrate, Inc. (the “Company”) common stock, par value $0.01 per share (the “Common Stock”) which may be offered pursuant to the Bankrate, Inc. 2015 Equity Compensation Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	The Company’s Annual Report on Form 10-K filed with the Commission on June 18, 2015;
•	The Company’s other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document listed in the first bullet above;
•	The description of the Company’s common stock contained in the Company’s Form 8-A, filed on June 16, 2011, and any subsequent amendment thereto filed for the purpose of updating such description; and
•

All other documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s Amended and Restated Certificate of Incorporation provides that the liability of the directors for monetary damages will be eliminated to the fullest extent permissible under the Delaware General Corporation Law (the “DGCL”), and the Registrant may indemnify our officers, employees and agents to the fullest extent permitted under the DGCL.

The DGCL provides that, in general, a corporation may indemnify any person who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director or officer of Bankrate, against liability incurred in connection with such proceeding, not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a company may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person is adjudged liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the DGCL further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (2) a transaction from which the director or officer derived an improper personal benefit; (3) in the case of a director, circumstances under which the director has voted for or assented to a distribution made in violation of the DGCL or such corporation’s Certificate of Incorporation; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

We have entered into Director Indemnification Agreements with our directors whereby we agreed to fully indemnify and hold harmless each such director if such director was or is a party to, among other things, any threatened, pending or completed action, suit, arbitration, investigation or inquiry, whether civil, criminal, administrative or investigative, by reason of such director’s status as a director, officer, manager, employee, agent or fiduciary of the Company. The Company currently has such an insurance policy covering its directors and officers to insure against certain losses incurred by them.  A director will not be indemnified against any claim for which payment has actually been made under any insurance policy or other indemnity provision, for an accounting of profits made from the purchase and sale of securities of Bankrate, in connection with any proceeding initiated by the director or if it is adjudicated that the director failed to act in good faith and in a manner such director reasonably believed to be in, or not opposed to, the best interests of Bankrate. The agreement lasts for so long as such director is a director, officer, employee or agent of Bankrate and for so long as such person is subject to any proceeding by reason of such status.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

2
Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Bankrate, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (333-175000))
4.2	Second Amended and Restated By-Laws of Bankrate, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (333-175000))
4.3	Form of common stock certificate of Bankrate, Inc. (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 (333-173550))
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Grant Thornton LLP
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
99.1	Bankrate, Inc. 2015 Equity Compensation Plan

Item 9.  Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 26,  2015.

BANKRATE, INC.

By:/s/ Steven D. Barnhart

Name:Steven D. Barnhart

Title:Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth S. Esterow, Steven D. Barnhart and James R. Gilmartin, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Kenneth S. Esterow	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2015
Kenneth S. Esterow
/s/ Steven D. Barnhart	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	August 12, 2015
Steven D. Barnhart
/s/ Janet Gunzburg	Vice President, Controller (Principal Accounting Officer)	August 12, 2015
Janet Gunzburg
/s/ Peter C. Morse	Chairman, Director	August 12, 2015
Peter C. Morse
/s/ Seth Brody	Director	August 12, 2015
Seth Brody
/s/ Michael J. Kelly	Director	August 12, 2015
Michael J. Kelly
/s/ Sree Kotay	Director	August 12, 2015
Sree Kotay

/s/ Christine Petersen	Director	August 12, 2015
Christine Petersen
/s/ Richard J. Pinola	Director	August 12, 2015
Richard J. Pinola
/s/ Mitch Truwit	Director	August 12, 2015
Mitch Truwit

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Bankrate, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (333-175000))
4.2	Second Amended and Restated By-Laws of Bankrate, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (333-175000))
4.3	Form of common stock certificate of Bankrate, Inc. (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 (333-173550))
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Grant Thornton LLP
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
99.1	Bankrate, Inc. 2015 Equity Compensation Plan